Exhibit 1.1

EXECUTION VERSION

VISA INC.

(a Delaware corporation)

Class A Common Stock, par value $0.0001 per share

UNDERWRITING AGREEMENT

Dated: May 31, 2017

VISA INC.

(a Delaware corporation)

Class A Common Stock, par value $0.0001 per share

UNDERWRITING AGREEMENT

May 31, 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Visa Foundation, a California nonprofit benefit corporation (the “Selling Stockholder”), proposes to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) an aggregate of 2,199,780 shares of the Class A common stock, par value $0.0001 per share (the “Shares”) of Visa Inc., a Delaware corporation (the “Company”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” on Form S-3 (File No. 333-205813) covering the public offering and sale of certain securities of the Company, including the sale of the Shares by the Selling Stockholder, under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:45 P.M., New York City time, on May 31, 2017 or such other time as agreed by the Company and the Underwriter.

“General Disclosure Package” means (i) each Issuer General Use Free Writing Prospectus, (ii) the most recent preliminary prospectus furnished to the Underwriter for general distribution to investors prior to the Applicable Time and (iii) the information included in Schedule C, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule A hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

The Company hereby confirms its agreements with the Underwriter as follows:

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to the Underwriter at the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with the Underwriter, as follows:

(i)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement and any post-effective amendment thereto have become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied in all material respects with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical in all substantive respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made (A) in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information set forth under the captions “Selling Stockholder” and “Selling Security Holder” in the General Disclosure Package and the Prospectus (collectively, the “Selling Stockholder Information”), or (B) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information in (a) the second sentence of the fourth paragraph of the cover page regarding delivery of the Shares, (b) the second and third sentences of the paragraph under the heading “Underwriting—Commissions and Discounts”, (c) the information under the heading “Underwriting—Short Positions” and (d) the information under the heading “Underwriting—Electronic Distribution” (collectively, the “Underwriter Information”).

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made (A) in reliance upon and in conformity with the Selling Stockholder Information, or (B) in reliance upon and in conformity with the Underwriter Information.

(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus (A) based upon and in conformity with the Selling Stockholder Information or (B) based upon and in conformity with the Underwriter Information.

(iv)    Distribution of Offering Material By the Company. Each electronic road show or other written communications listed on Schedule B hereto (each a, “Company Additional Written Communication”), when taken together with the Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Company Additional Written Communication (A) based upon and in conformity with the Selling Stockholder Information and (B) based upon and in conformity with the Underwriter Information.

(v)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company, the Selling Stockholder or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act and (D) at the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(vi)    Company Not An Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Selling Stockholder made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii)    Independent Accountants. KPMG LLP, who certified the financial statements and supporting schedules of the Company incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board; to the knowledge of the Company, KPMG LLP (United Kingdom), who audited the financial statements and supporting schedules of Visa Europe Limited (“Visa Europe”) and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent auditors with respect to Visa Europe and its subsidiaries under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its rulings and interpretations.

(viii)    Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial data incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are believed by the Company to be appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act and the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix)    Financial Statements of Visa Europe. To the knowledge of the Company, the financial statements of Visa Europe included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of Visa Europe and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of Visa Europe and its consolidated subsidiaries for the periods specified; and, to the knowledge of the Company, said financial statements comply as to form with International Financial Reporting Standards and its interpretations as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein.

(x)    No Material Adverse Change in Business. Except as otherwise stated therein, since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package or the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Change”).

(xi)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing, singly or in the aggregate, would not reasonably be expected to result in a material adverse effect in the business, financial position or results of operations of the Company and its subsidiaries considered as one enterprise (each, a “Material Adverse Effect”).

(xii)    Good Standing of Subsidiaries. Each of Visa Europe, Visa International Service Association, Visa U.S.A. Inc. and Visa Worldwide Pte. Limited (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing, singly or in the aggregate, would not reasonably be expected to result in in a Material Adverse Effect.

Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that singly or in the aggregate, would not reasonably be expected to result in in a Material Adverse Effect. The Significant Subsidiaries are the only “significant subsidiaries” of the Company as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

(xiii)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv)    Authorization of the Shares. The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholder to the Underwriter, have been duly authorized, validly issued and are fully paid and non-assessable and conform to the description of capital stock contained in the General Disclosure Package and the Prospectus. None of the outstanding shares of capital stock of the Company, including the Shares to be purchased by the Underwriter from the Selling Stockholder, are subject to preemptive or other similar rights.

(xv)    Accuracy of Statements. The statements in each of the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Securities” and “Description of Capital Stock” in each case insofar as such statements purport to constitute a summary of the terms of the Shares, fairly present and summarize, in all material respects, the matters referred to therein; and the statements in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute a summary of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, fairly present and summarize, in all material respects, the matters referred to therein.

(xvi)    Absence of Violations, Defaults and Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein and therein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to (i) the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries, or (iii) any law, statute, rule, regulation, judgment, order, writ or decree of any governmental agency or body (a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of its or their properties or assets, except in the case of clauses (i), (ii) (other than with respect to the Company and the Selling Stockholder) and (iii) hereof, any such breach, violation, default or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries that would not (1) singly or in the aggregate, would not reasonably be expected to result in in a Material Adverse Effect or (2) adversely affect in a material respect the ability of the Company to perform its obligations under this Agreement, or would otherwise be material in the context of the sale of the Shares.

(xvii)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity involving the Company or any of subsidiaries or its or their property that is now pending or, to the knowledge of the Company, threatened, which would (i) singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) adversely affect in any material respect the ability of the Company to perform its obligations under this Agreement, or would otherwise be material in the context of the sale of the Shares.

(xviii)    Absence of Further Requirements. No filing with, or authorization, approval, consent or order of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under this Agreement in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated in this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xix)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except for any such proceedings as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xx)    Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain a system of internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and the Company’s system of internal control over financial reporting is effective in all material respects to perform the functions for which it was established and the Company is not aware of any material weaknesses in its internal control over financial reporting. The Company and its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are effective at a reasonable assurance level to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(xxi)    Compliance with the Sarbanes-Oxley Act. Since March 25, 2008, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxii)    Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiii)    Absence of Manipulation. The Company has not taken, nor will the Company take, directly or indirectly, any action which might reasonably be expected to cause or result in, or which constitutes, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxiv)     Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or, since March 25, 2008, has taken any action, directly or indirectly, that could reasonably be expected to result in a violation in any material respect by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”) and the Company, its subsidiaries and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance in all material respects with the FCPA and the Bribery Act and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxv)    Money Laundering Laws. The operations of the Company and its subsidiaries are and, since March 25, 2008, have been, conducted at all applicable times in all material respects in compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxvi)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate is an individual or entity (a “Person”) currently the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (which includes Crimea, Cuba, Iran, North Korea, Sudan and Syria). The Company will not, directly or, to the knowledge of the Company, indirectly, use the proceeds of the sale of the Shares or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions.

(b)    Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to the Underwriter at the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with the Underwriter, as follows:

(i)    Authorization of Agreement. The Selling Stockholder has full right, power and authority to enter into this Agreement, and the Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder. No consent, approval, authorization or order of, or filing with, any person is required to be obtained or made by such Selling Stockholder in connection with the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, except such as have been already obtained or as may be required under the 1933 Act, the 1934 Act or the rules and regulations thereunder, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of FINRA or the New York Stock Exchange.

(ii)    Good Standing of the Selling Stockholder. The Selling Stockholder has been duly incorporated and is validly existing as a nonprofit benefit corporation in good standing under the laws of the State of California.

(iii)    Absence of Violations, Defaults and Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement and the consummation of the transactions contemplated herein and therein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Selling Stockholder or any of its subsidiaries pursuant to (i) the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or to which any of the properties or assets of the Selling Stockholder or any of its subsidiaries is subject, (ii) the provisions of the charter, by-laws or similar organizational document of the Selling Stockholder or any of its subsidiaries, or (iii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity having jurisdiction over the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets, except in the case of clauses (i), (ii) (other than with respect to the Selling Stockholder) and (iii) hereof, any such breach, violation, default or imposition of any lien, charge or encumbrance upon any properties or assets of the Selling Stockholder or any of its subsidiaries that would not (1) singly or in the aggregate, would not reasonably be expected to result in in a Material Adverse Effect or (2) adversely affect in a material respect the ability of the Selling Stockholder to perform its obligations under this Agreement, or would otherwise be material in the context of the sale of the Shares; provided, that no representation or warranty is made in this paragraph (iii) with respect to the antifraud provisions of the federal or state securities laws.

(iv)    Ownership of Shares. The Selling Stockholder has, and immediately prior to the Closing Time (as defined in Section 2 hereof) the Selling Stockholder will have, good and valid title to (or a valid “security entitlement” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) in respect of) the Shares to be sold by the Selling Stockholder hereunder at the Closing Time, free and clear of all liens, encumbrances, equities or claims.

(v)    Delivery of Shares. Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8- 501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(vi)    Absence of Manipulation. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vii)    Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(vii) apply only to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information.

(viii)    Absence of Material Non-Public Information. The Selling Stockholder is not prompted to sell its Shares pursuant to this Agreement by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(ix)    No Registration or Other Similar Rights. The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(x)    No Free Writing Prospectuses. The Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi)    No Association with FINRA. Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xii)    Absence of Claims. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares.

(c)    Officer’s Certificates. Any certificate signed by (i) any officer of the Company or any of its subsidiaries or (ii) any officer of the Selling Stockholder delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company or the Selling Stockholder, as applicable, to the Underwriter as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriter; Closing.

(a)    The Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price of $95.1348 per share, the Shares.

(b)    The Closing Time. Delivery of the Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Sullivan & Cromwell LLP, located at 125 Broad Street, New York, New York, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (New York City time) on June 6, 2017, or such other time not later than ten business days after such date as the Underwriter and the Company shall mutually agree (such time and date of payment and delivery being herein called “Closing Time”).

(c)    Public Offering of the Shares. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, the Shares as soon after the Applicable Time as the Underwriter, in its sole judgment, has determined is advisable and practicable.

(d)    Payment for the Shares. Payment for the Shares shall be made to the Selling Stockholder at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Selling Stockholder.

(e)    Delivery of the Shares. The Selling Stockholder shall deliver, or cause to be delivered, to the nominee of the Depository Trust Company (“DTC”) for the account of the Underwriter, the Shares at the Closing Time, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Shares shall be in such denominations and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the Closing Time. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

SECTION 3.    Covenants of the Company and the Selling Stockholder. The Company and the Selling Stockholder (to the extent expressly specified in the provisions in this Section 3) covenant and agree with the Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly advise the Underwriter (i) when, prior to termination of the offering of the Shares, any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such reasonable steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    Continued Compliance with Securities Laws. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriter. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriter’s distribution of the Shares, any offering materials other than the Company Additional Written Communication without the prior consent of the Underwriter.

(e)    Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)    Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Underwriter, to qualify or register the Shares for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares pursuant to this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)    Rule 158. As soon as practicable, the Company will make generally available to its securityholders an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act (which may be satisfied by filing with the Commission’s EDGAR system).

(h)    [Reserved.]

(i)    Issuer Free Writing Prospectuses. Each of the Company and the Selling Stockholder agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter, severally and not jointly, agrees that, unless it obtains the prior written consent of the Company, other than one or more term sheets relating to the Shares containing customary information and conveyed to purchasers of

Shares, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule A hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company, the Selling Stockholder and the Underwriter each represent that it has treated, or agrees that it will treat, each such free writing prospectus consented to, or deemed consented to, by the Underwriter or the Company as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.

(j)    No Manipulation of Price. The Company will not take, directly or indirectly, any action which might reasonably be expected to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the unlawful stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares

(k)    Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Shares on the New York Stock Exchange.

SECTION 4.    Payment of Expenses.

(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of such copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares and any costs associated with electronic delivery of any of the foregoing, (iii) the offer, sale and delivery of the Shares to the Underwriter, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iv) all costs and expenses incurred in connection with the preparation and execution of this Agreement, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) solely to the extent applicable to this offering, the qualification of the Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, in an amount not to exceed $10,000.00, (vii) costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) solely to the extent applicable to this offering, the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA, if required, of the terms of the sale of the Shares, (ix) any fees payable in connection with the rating of the Shares by the rating agencies, (x) the fees and expenses of making the Shares eligible for clearance, settlement and trading through the facilities of DTC and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section 4(a) and in Section 4(b) hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

(b)    Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5.    Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement, etc. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the Securities Act Regulations. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.

(b)    Opinion of Counsel for the Company and Certificate of the Company. At the Closing Time, the Underwriter shall have received, each dated the Closing Time, (i) the favorable opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-1 hereto, and (ii) a certificate of Ryan Takemoto, Vice President, Associate General Counsel, Global Litigation and Competition of the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-2 hereto, in each case to such further effect as counsel to the Underwriter may reasonably request.

(c)    Opinion of Counsel for the Selling Stockholder. At the Closing Time, the Underwriter shall have received, dated the Closing Time, (i) the favorable opinion of Douglas Stewart, in-house counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-3 hereto, and (ii) the favorable opinion of Davis Polk & Wardwell LLP, counsel for the the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-4 hereto.

(d)    Opinion of Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Sullivan & Cromwell LLP, counsel for the Underwriter, with respect to the matters reasonably requested by the Underwriter. In giving such opinion and negative assurance letter, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion and negative assurance letter involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e)    Officer’s Certificate. At the Closing Time, the Underwriter shall have received a certificate of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) since the date of the most recent financial statements of the Company and its consolidated subsidiaries, incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(f)    Certificate of Selling Stockholder. At the Closing Time, the Underwriter shall have received a certificate of an authorized representative of the Selling Stockholder reasonably acceptable to the Underwriter, dated as of the Closing Time, to the effect that: (i) the representations and warranties of the Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(g)    Accountant’s Comfort Letter for the Company. At the time of the execution of this Agreement, the Underwriter shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)    Accountant’s Comfort Letter for Visa Europe. At the time of the execution of this Agreement, the Underwriter shall have received from KPMG LLP (United Kingdom) a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information of Visa Europe incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)    Bring-down Comfort Letter for the Company. At the Closing Time, the Underwriter shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)    No Important Changes. Since the execution of this Agreement or the respective dates of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Change, except as set forth in or contemplated in the Disclosure Package and the Prospectus, the effect of which is, in the reasonable judgment of the Underwriter (other than a defaulting Underwriter under Section 10 hereof), so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(k)    Ratings Letters. Since the execution of this Agreement, there shall not have been any decrease in the rating of any equity securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)    Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished with such further information, documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated.

(m)    DTC. The Shares are eligible for clearance, settlement and trading through the facilities of DTC.

(n)    Listing. At the Closing Time, the Shares shall have been approved for listing on the New York Stock Exchange.

(o)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Stockholder at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 9 and except that Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

(a)    Indemnification of Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, and “Affiliate”) its selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company;

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(b)    Indemnification of Underwriter by Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless the Underwriter, its Affiliates, selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act Each against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Selling Stockholder Information; provided, however, that the liability under this subsection of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds (less underwriters’ discounts and commissions, but before other expenses) to the Selling Stockholder from the Shares sold by such Selling Stockholder.

(c)    Indemnification of Company, Directors and Officers and the Selling Stockholder. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by the Underwriter, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Stockholder, as applicable; provided that, in each case, such counsel shall be reasonably satisfactory to the indemnified party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this

Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the Indemnified Person is based on a dispute with a good faith basis as to either the obligation of the Indemnifying Person arising under this Section 6 to indemnify the Indemnified Person or the amount of such obligation and the Indemnifying Party shall have notified the Indemnified Party of such good faith dispute prior to the date of such settlement.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder, on the one hand, and the difference between the aggregate amount of proceeds received by the Underwriter with respect to the sale of Shares to the public and the price paid by such Underwriter to the Selling Stockholder pursuant to this Agreement, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, as applicable, or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the difference between the aggregate amount of proceeds received by the Underwriter with respect to the sale of Shares to the public and the price paid by such Underwriter to the Selling Stockholder pursuant to this Agreement. In no event shall the aggregate liability of the Selling Stockholder under Section 6(b) and Section 7 hereof exceed the limit set forth in Section 6(b) hereof.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Selling Stockholder.

SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or of the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or the Selling Stockholder and (ii) delivery of and payment for the Shares.

SECTION 9.    Termination of Agreement.

(a)    Termination. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Time, (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on the financial markets is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering of the Shares or to enforce contracts for the sale of the Shares, or (ii) if trading in the Company’s common stock has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iii) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York State authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.    [Reserved.]

SECTION 11.    Default by the Selling Stockholder. If the Selling Stockholder shall fail at the Closing Time to sell and deliver the number of Shares that the Selling Stockholder is obligated to sell hereunder, then the Underwriter may, at the Underwriter’s option and by notice from the Underwriter to the Company, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

SECTION 12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, facsimile: (646) 855 3073, attention: Syndicate Department, with a copy to: facsimile: (212) 230-8730 attention: ECM Legal; and notices to the Company and the Selling Stockholder shall be directed to it at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999, attention of Tracey Heaton, Senior Vice President, Chief Corporate Counsel, with a copy to Douglas Stewart, Vice President, Securities.

SECTION 13.    No Advisory or Fiduciary Relationship. Each of the Company and the Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, and each of the Company and the Selling Stockholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection with the offering of the Shares and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Selling Stockholder or of the Company or any of its subsidiaries or its stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Selling Stockholder or Company with respect to the offering of the Shares or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Selling Stockholder or the Company or any of its subsidiaries on other matters) and the Underwriter has no obligation to the Selling Stockholder or the Company with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Selling Stockholder and the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the each of the Selling Stockholder and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Selling Stockholder and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Selling Stockholder and the Company and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Selling Stockholder and the Company and their respective successors and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.    Trial by Jury. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE SELLING STOCKHOLDER AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22.    Research Analyst Independence. The Company and the Selling Stockholder each acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Shares that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholder each hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholder by such Underwriter’s investment banking divisions. The Company and the Selling Stockholder each acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 23.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement shall not become effective until the execution of this Agreement by the parties hereto. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter, the Selling Stockholder and the Company in accordance with its terms.

Very truly yours,

VISA INC.

By:	/s/ Vasant M. Prabhu
	Name:	Vasant M. Prabhu
	Title:	Chief Financial Officer

[Company Signature Page to Underwriting Agreement]

VISA FOUNDATION

By:	/s/ Christopher Salmon
	Name:	Christopher Salmon
	Title:	Treasurer

[Selling Stockholder Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

	By:	/s/ Warren Fixmer
		Name:	Warren Fixmer
		Title:	Managing Director

[Merrill Lynch Signature Page to Underwriting Agreement]

SCHEDULE A

Issuer Free Writing Prospectuses

1.    None.

Sch A

SCHEDULE B

Electronic Road Shows and Other Written Communications

None.

Sch B

SCHEDULE C

Pricing Information

The following information, conveyed orally:

1.	The public offering price per share for the Shares is the price per share for the Shares paid by each applicable investor.

Sch C

Exhibit A-1

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER

OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTIONS 5(b)

[FORM OF OPINION]

We have acted as special counsel for Visa Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated May [31], 2017 (the “Underwriting Agreement”) among the Company, you and the selling stockholder named therein (the “Selling Stockholder”) under which you have agreed to purchase from the Selling Stockholder an aggregate of 2,199,780 shares (the “Shares”) of the Company’s class A common stock, par value $0.0001 per share.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-205813) and Amendment No. 1 thereto (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated May [31], 2017 relating to the Shares (the “Preliminary Prospectus Supplement”) and the prospectus supplement dated May [31], 2017 relating to the Shares (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. Amendment No. 1 to the registration statement became effective under the Act upon the filing of Amendment No. 1 with the Commission on May [31], 2017 pursuant to Rule 462(e) under the Act. To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued. The registration statement as amended at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated May [31], 2017 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the information set forth in Schedule C to the Underwriting Agreement for the Shares are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Exhibit A-1

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to to enter into the Underwriting Agreement and to perform its obligations thereunder.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.	The Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or, to our knowledge, other similar rights.

4.	The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (i) any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware, provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any agreement that is an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016; provided that we express no opinion in clause (iii) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar (or other currency) amount, ratio or percentage in any of the agreements that are exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

6.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware, is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Disclosure Package and the Prospectus under the caption “Description of Capital Stock” insofar as they summarize provisions of the certificate of incorporation and by-laws of the Company. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus under the caption “Material United States Federal Income Tax Consequences for Non-United States Holders of Our Class A Common Stock,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

Exhibit A-1

In rendering the opinion in paragraph 5(iii) above, to the extent that any questions of legality or legal construction have arisen in connection with our review, with your consent we have applied the laws of the State of New York in resolving such questions, although certain of the agreements that are filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 may be governed by laws which differ from New York law.

We express no opinion as to whether a New York State or United States federal court would enforce the exclusivity of the jurisdiction of any New York State or United States federal court provided for in the Underwriting Agreement.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement, the Shares or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from you) or furnished to any other person without our prior written consent.

[FORM OF NEGATIVE ASSURANCE LETTER]

We have acted as special counsel for Visa Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated May [31], 2017 (the “Underwriting Agreement”) among the Company, you and the selling stockholder named therein (the “Selling Stockholder”) under which you have agreed to purchase from the Selling Stockholder an aggregate of 2,199,780 shares (the “Shares”) of the Company’s class A common stock, par value $0.0001 per share.

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-205813) and Amendment No. 1 thereto (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated May [31], 2017 relating to the Shares (the “Preliminary Prospectus Supplement”) and the prospectus supplement dated May [31], 2017 relating to the Shares (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement as amended at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated May [31], 2017 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the information set forth in Schedule C to the Underwriting Agreement for the Shares are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

Exhibit A-1

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Material United States Federal Income Tax Consequences for Non-United States Holders of Our Class A Common Stock,”). However, in the course of our acting as counsel to the Company in connection with the review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares:

(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

Exhibit A-1

(b)	at [•] P.M. New York City time on May [31], 2017, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you in connection with the Underwriting Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from you) or furnished to any other person without our prior written consent.

Exhibit A-2

FORM OF CERTIFICATE OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[FORM OF CERTIFICATE]

I, Ryan Takemoto, Vice President, Associate General Counsel, Global Litigation and Competition, of Visa Inc., a Delaware Corporation (the “Company”), hereby certify on behalf of the Company that as of the date hereof, except as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus or the documents incorporated by reference therein:

(i)    To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company, Visa Europe Limited, Visa International Service Association or Visa U.S.A. Inc. is a party, or to which the property of the Company, Visa Europe Limited, Visa International Service Association or Visa U.S.A. Inc. is subject, before or brought by any Governmental Entity, which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting agreement or the performance by the Company of its obligations thereunder; and

(ii)    The information in the Company’s (A) most recent Annual Report on Form 10-K under “Item 3—Legal Proceedings,” (B) Quarterly Report on Form 10-Q for the period ended December 31, 2016 under “Item 1—Legal Proceedings” and (C) Quarterly Report on Form 10-Q for the period ended March 31, 2017 under “Item 1—Legal Proceedings” fairly summarize the matters therein described.

Exhibit A-3

FORM OF OPINION OF SELLING STOCKHOLDER’S IN-HOUSE COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

[FORM OF OPINION]

I am Vice President, Legal of Visa Inc., a Delaware corporation (the “Company”). Pursuant to the Underwriting Agreement dated May [31], 2017 (the “Underwriting Agreement”) the Company has entered with Visa Foundation, a nonprofit public benefit corporation organized under the Nonprofit Public Benefit Corporation Law of the State of California, as selling stockholder (the “Selling Stockholder”), and you, you have agreed to purchase from the Selling Stockholder an aggregate of 2,199,780 shares (the “Shares”) of the Company’s class A common stock, par value $0.0001 per share.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, I am of the opinion that:

1.    The Selling Stockholder was duly formed and is validly existing as a nonprofit public benefit corporation organized under the Nonprofit Public Benefit Corporation Law of the State of California, and the Selling Stockholder has corporate power and authority to enter into the Underwriting Agreement and perform its obligations thereunder.

2.    The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

3.    The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement will not contravene (i) the articles of incorporation or by-laws of the Selling Stockholder, or (ii) the provisions of the statutory laws of the State of California that in my experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement.

4.    No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of California that in my experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement is required for the execution, delivery and performance by the Selling Stockholder of its obligations under the Underwriting Agreement.

In rendering the opinion in paragraph 2 above, I have assumed that each party to the Underwriting Agreement has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization (other than as expressly covered above in respect of the Selling Stockholder). In addition, I have assumed that the execution, delivery and performance by each party thereto of the Underwriting Agreement to which it is a party, (a) are

Exhibit A-3

within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that I make no such assumption to the extent that I have specifically opined as to such matters with respect to the Selling Stockholder.

I express no opinion as to whether a New York State or United States federal court would enforce the exclusivity of the jurisdiction of any New York State or United States federal court provided for in the Underwriting Agreement.

I am a member of the Bar of the State of California, and the foregoing opinion is limited to the laws of the State of California and the federal laws of the United States of America (the “Applicable Laws”). Insofar as the opinions expressed herein relate to matters governed by laws other than the Applicable Laws, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.

Capitalized terms used and not otherwise defined in this opinion have the meaning provided in the Underwriting Agreement.

This opinion is rendered solely to you in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from you) or furnished to any other person without my prior written consent.

Exhibit A-4

FORM OF OPINION OF SELLING STOCKHOLDER’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

[FORM OF OPINION]

We have acted as special counsel for Visa Foundation, a nonprofit public benefit corporation organized under the Nonprofit Public Benefit Corporation Law of the State of California (the “Selling Stockholder”), in connection with the Underwriting Agreement dated May [31], 2017 (the “Underwriting Agreement”) among you, the Selling Stockholder and Visa Inc., a Delaware corporation (the “Company”), under which you have agreed to purchase from the Selling Stockholder an aggregate of 2,199,780 shares (the “Shares”) of the Company’s class A common stock, par value $0.0001 per share.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company and the Selling Stockholder that we reviewed were and are accurate and (vi) all representations made by the Company and the Selling Stockholder as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.

Upon payment for the Shares to be sold by the Selling Stockholder to you as provided in the Underwriting Agreement, the delivery of such Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to security accounts in your name (assuming that neither DTC nor you has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Shares or any security entitlement in respect thereof), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, you will acquire a security entitlement in respect of such Shares and (C) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against you; it being understood that for purposes of this opinion, we have assumed that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or such other

Exhibit A-4

nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in your name on the records of DTC will have been made pursuant to the UCC.

2.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement is required for the execution, delivery and performance by the Selling Stockholder of its obligations under the Underwriting Agreement, except such as have been obtained and such as may be required under federal or state securities or Blue Sky laws in connection with the offer and sale of the Shares.

3.	The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, provided that we express no opinion as to federal or state securities laws.

We express no opinion as to whether a New York State or United States federal court would enforce the exclusivity of the jurisdiction of any New York State or United States federal court provided for in the Underwriting Agreement.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Selling Stockholder, the Underwriting Agreement or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from you) or furnished to any other person without our prior written consent.